INVESTOR PRESENTATION As of June 30, 2024 Nasdaq: RRBI Exhibit 99.1

Legal Disclosures Statements in this presentation regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this presentation are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this presentation and could cause us to make changes to our future plans. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, and in other documents that we file with the SEC from time to time. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation or to make predictions based solely on historical financial performance. Any forward- looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this presentation are qualified in their entirety by this cautionary statement. This presentation includes industry and trade association data, forecasts, and information that we have prepared based, in part, upon data, forecasts, and information obtained from independent trade associations, industry publications and surveys, government agencies, and other information publicly available to us, which information may be specific to particular markets or geographic locations. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to our market position are based on market data currently available to us. Although we believe these sources are reliable, we have not independently verified the information. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources. Our accounting and reporting policies conform to United States GAAP and the prevailing practices in the banking industry. Certain financial measures used by management to evaluate our operating performance are discussed as supplemental non-GAAP performance measures. In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the U.S. Management and the board of directors review tangible book value per share, tangible common equity to tangible assets, and realized book value per share as part of managing operating performance. However, these non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner that we calculate the non-GAAP financial measures that are discussed may differ from that of other companies reporting measures with similar names. It is important to understand how such other banking organizations calculate and name their financial measures similar to the non-GAAP financial measures discussed by us when comparing such non-GAAP financial measures. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix to this presentation. 2

Glossary 3 ■ 4Q21 - Fourth Quarter of 2021 ■ 1Q22 – First Quarter of 2022 ■ 3Q22 – Third Quarter of 2022 ■ 1Q23 – First Quarter of 2023 ■ 2Q23 – Second Quarter of 2023 ■ 3Q23 – Third Quarter of 2023 ■ 4Q23 – Fourth Quarter of 2023 ■ 1Q24 – First Quarter of 2024 ■ 2Q24 – Second Quarter of 2024 ■ ACL – Allowance for credit losses ■ AFS – Available-for-sale ■ AOCI – Accumulated other comprehensive income or loss ■ API – Application programming interface ■ B.A. – Bachelor of Arts ■ B.B.A. – Bachelor of Business Administration ■ BIC – Borrower-in-custody program ■ bp(s) – Basis point(s) ■ B.S. – Bachelor of Science ■ C&D – Construction and land development loans ■ CAGR – Compound annual growth rate ■ CGMA – Chartered Global Management Accountant ■ CL(s) – Criticized loans ■ CPA – Certified Public Accountant ■ CRA – Community Reinvestment Act ■ CRE – Commercial real estate loans ■ DDA – Demand deposit accounts ■ EPS – Earnings per share ■ FDIC – Federal Deposit Insurance Corporation ■ FTE – Fully taxable equivalent basis ■ GAAP – Generally Accepted Accounting Principles in the United States of America ■ HFI – Held for investment ■ HFS – Held for sale ■ HTM – Held-to-maturity ■ IPO – Initial public offering ■ J.D. – Juris Doctor ■ K – Dollars in thousands ■ LDPO – Loan and deposit production office ■ LPO – Loan production office ■ L.L.C. – Limited liability company ■ L.L.P. – Limited liability partnership ■ M – Dollars in millions ■ M.B.A. – Master of Business Administration ■ MBS – Mortgage-backed securities ■ NIM – Net interest margin ■ NOO – Non-owner occupied ■ NOW – Negotiable order of withdrawal ■ NPA(s) – Nonperforming asset(s) ■ NPL(s) – Nonperforming loan(s) ■ P2P – Peer-to-peer ■ ROA – Return on average assets ■ ROE – Return on average equity ■ RRB – Red River Bank ■ RRBI – Red River Bancshares, Inc. ■ SBIC – Small Business Investment Company ■ SEC – United States Securities and Exchange Commission ■ UBPR – Uniform Bank Performance Report ■ U.S. – United States of America ■ vs. – Versus ■ YTD - Year-to-date

5 ■ Established in 1998 in Alexandria, Louisiana ■ Completed IPO in May 2019 ■ Included in Russell 2000 Index ■ As of June 30, 2024: ■ Assets = $3.05 billion ■ Loans HFI = $2.05 billion ■ Securities = $666.6 million ■ Deposits = $2.72 billion ■ Market capitalization = $330.5 million ■ Ownership ■ Insiders = 32% ■ Institutions = 22%1 ■ Public and other = 46% ■ Named in American Banker’s “Best Banks to Work For 2023”2 ■ Ranked 15th in S&P Global Market Intelligence’s Top 50 Community Banks $3.0 - $10.0 billion3 ■ Ranked 9th in Bank Director Magazine’s Top 30 Publicly Traded Financial Institutions Under $5.0 billion4 ■ Sixth largest Louisiana-headquartered bank based on assets as of March 31, 20245 1Source: Based on filings made with the SEC, as reported by S&P Capital IQ Pro. 2Source: According to an article published by American Banker on November 19, 2023. 3Source: According to a press release issued by S&P Global Market Intelligence on March 20, 2024. 4Source: According to an article published by Bank Director on July 10, 2024. 5Source: According to Bank Performance Report issued as of March 31, 2024.

6 Strong • Well capitalized • Solid liquidity position • Stock repurchase program available • Operating in the largest markets in Louisiana • 28 banking centers and an LDPO Stable • Conservative credit culture with solid asset quality • Granular, diversified, relationship-based loan and deposit portfolios • No borrowings • No internet-sourced deposits • No brokered deposits • Below peer CRE levels Consistent • Primarily de novo growth strategy with targeted expansion into new markets • Four of our top executives are part of our founding management team • Consistent quarterly dividends We’re your people.

History & Strategy

Company History 8 Completed first stock offering of $12.4M1998 Red River Bank opened in Rapides Parish Completed stock offering of $4.0M Acquired Bank of Lecompte in Central Louisiana Expanded into Northwest Market via banking center and completed stock offering of $5.0M Completed stock offering of $7.4M Expanded into Capital Market via Fidelity Bancorp, Inc. acquisition Expanded into Southwest Market via LPO. Completed stock offering of $12.1M Expanded into Northshore Market via LPO. Completed IPO of $26.8M Expanded into Acadiana Market via LDPO Expanded into New Orleans Market via LDPO 1999 2000 2003 2006 2009 2013 2017 2019 2020 2021

Southwest Market - Lake Charles, Louisiana ■ 1Q23 - Consolidated Lake Street Banking Center to the expanded Country Club Banking Center 9 Expansion Highlights Veterans Memorial Boulevard Banking Center ■ 1Q22 - Purchased land in Metairie, Louisiana (a New Orleans suburb) ■ 4Q23 - Construction began on new banking center ■ 2Q24 - Opened as a new full-service banking center New Orleans Market – New Orleans, Louisiana Baronne Street Banking Center ■ 3Q22 - Opened as a full- service banking center Poydras Street LDPO ■ 4Q21 - Opened LDPO in downtown New Orleans

Book Value 10 Note: Each year on the Book Value Graph represents year-end financial data. 1Non-GAAP measure. See “Legal Disclosures” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information. 2Adjusted for 2-for-1 stock split with a record date of October 1, 2018 and 15-for-1 stock split with a record date of November 30, 2005. 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2Q24 0.00 5.00 10.00 15.00 20.00 25.00 30.00 35.00 40.00 45.00 50.00 55.00 Realized Book Value Per Share1,2 $53.54 Book Value Per Share2 $44.58 Tangible Book Value Per Share1,2 $44.35 CAGR 10.7%

Leadership Team 11 R. Blake Chatelain ■ President, Chief Executive Officer, and Director ■ Founding management ■ Previously Executive Vice President of Rapides Bank & Trust Company, a subsidiary of First Commerce Corporation ■ B.S. in Finance from Louisiana State University Isabel V. Carriere, CPA, CGMA ■ Executive Vice President and Chief Financial Officer ■ Founding management ■ Previously Manager of the Financial Planning Department at Whitney National Bank, in the Financial Planning and Financial Reporting Department of First Commerce Corporation, and audited depository organizations with KPMG ■ B.S. in Management from Tulane University Bryon C. Salazar ■ Executive Vice President, Chief Banking Officer, and Director1 ■ Founding management ■ Past Chairman for the Board of Trustees of Rapides Regional Medical Center ■ Previously Commercial Banker at Rapides Bank & Trust Company ■ B.S. in Finance from Louisiana State University Tammi R. Salazar ■ Executive Vice President and Chief Operating Officer1 ■ Founding management ■ Previously Vice President of Rapides Bank & Trust Company ■ Director of the Rapides Children’s Advocacy Network, River Oaks Art Center, and Christus Cabrini Foundation ■ B.S. in Finance from Louisiana Tech University Julia E. Callis, J.D. ■ Senior Vice President, General Counsel, and Corporate Secretary ■ Joined Red River Bank in 2020 ■ Previously with Cleco Corporate Holdings L.L.C. and Thompson & Knight L.L.P. ■ B.A. in English from Vanderbilt University and J.D. from Louisiana State University 1Position with Red River Bank. G. Bridges Hall, IV ■ Senior Vice President and Chief Credit Policy Officer1 ■ Joined Red River Bank in 2006 ■ Previously Credit Department Manager (Dallas) at Hibernia National Bank ■ B.S. in Business Administration from Northwestern State University, M.B.A. from Louisiana State University-Shreveport, and attended the Graduate School of Banking at Louisiana State University Debbie B. Triche ■ Senior Vice President and Retail Administrator1 ■ Joined Red River Bank in 2000 ■ Board of Trustees member of Rapides Regional Medical Center ■ Previously Vice President and Retail Branch Manager at Rapides Bank & Trust Company ■ B.S. in Marketing from Louisiana Tech University Andrew B. Cutrer ■ Senior Vice President and Director of Human Resources ■ Joined Red River Bank in 2001 ■ Previously Director of Human Resources at Bunkie General Hospital ■ B.S. in Management and Marketing from Louisiana College and M.B.A. from Louisiana Tech University David K. Thompson ■ Capital Market President1 ■ Joined Red River Bank in 2015 ■ Previously Baton Rouge Commercial Group Lender at IBERIABANK ■ B.B.A. in Finance from University of Louisiana-Monroe and attended the Graduate School of Banking at Louisiana State University

Growth Strategies 12 De Novo Growth Strategy ■ Disciplined, targeted expansions for profitable growth ■ Target markets with significant disruption by competitors ■ Concentrate on urban markets with growth potential ■ Focus on markets where market share is held by large national and regional banks ■ Hire experienced leadership from the market to build a team ■ Offer an authentic, full-service, relationship-based community bank experience ■ Establish presence initially with an LDPO then build or buy and remodel a banking center ■ Successfully integrated two acquisitions and positioned to capitalize on future opportunities Fidelity Bancorp (2013) 4.0% Bank of Lecompte (2003) 1.3% Historical Asset Growth Method As of June 30, 2024 Organic 94.7% Disciplined Acquisition Strategy

Guiding Principles 13 Conservative Credit Culture Our founding management team developed the initial credit culture, predicated upon conservative underwriting principles carried over from regional bank experience. This same team has overseen the implementation and periodic adjustment of these core lending tenets over a 25-year time frame. “Footprint” Lending We have a low level of participations purchased and shared national credits. Our loan portfolio is well below CRE portfolio concentration guidelines and lower than the CRE portfolio of peers. Our portfolio is further characterized by modest hold limits, strong oversight, and rapid response to problem loan resolution. Consistent Lending Standards Relationship-Driven Client Focus Our relationship-driven client focus and consistent lending philosophy results in loyal loan customers who also provide stable core deposits. Fundamental goals continue to include disciplined, profitable growth, broad diversification, high- quality performance, and consistent underwriting standards. Experienced Bankers In addition to a cohesive, long-tenured executive management team, we enjoy the benefits of an experienced group of client-facing bankers, which has resulted in steady, diversified, organic loan growth, combined with excellent quality metrics.

Embracing Technology

Red River Bancshares, Inc.

- Upgrading online and mobile banking platforms using Q2 Software's market leading products. These will enhance Red River Bank's digital offerings for both consumer and business customers
- Partnering with Allied Payments to offer a new, more robust consumer and business bill pay product
- Online and mobile banking channels: mobile deposit, digital receipts, Apple Pay, mobile wallet, debit card controls, and P2P payments provided by Zelle®
- SQN Banking Systems' fraud detection system, which uses anomaly detection to detect fraud
- Online deposit account opening and mortgage applications, which include a "Verification of Life" system in an effort to reduce fraud
- Mobile, automated small-dollar loan system
- Implemented MeridianLink for internal end-to-end consumer loan application system
- Completed our core system upgrade to improve efficiency, accuracy, and streamline operations
- Utilizing API for automation of processes to improve our efficiency and manage headcount
- Invested in the JAM FINTOP Banktech fund as a resource for technology systems


Zelle® is now available in our app!
Zelle
DIGITAL RECEIPTS

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Competitive Landscape 151Source: FDIC, Deposits as of June 30, 2023. Investar Bank 1.3% Home Bank 1.6% First Guaranty 1.8% Gulf Coast Bank and Trust 1.9% Red River Bank 2.0% Origin Bank 2.7% b1BANK 3.1% First Horizon 5.5% Regions 6.3% Hancock Whitney 12.4% Capital One 16.2% JP Morgan Chase 17.5% Others 27.7% ■ Red River Bank holds 2.0% of Louisiana deposits1 ■ 57.9% of Louisiana deposits are held by large national or regional banks1 ■ Large banks de-emphasizing markets we serve Deposit Market Share as of June 30, 20231 Red River Bank Total % of Market Share $M $MMarkets Rank Central Market 1st 38.8% $ 1,522 $ 3,927 Northwest Market 9th 4.9% $ 485 $ 9,841 Capital Market 8th 2.2% $ 496 $ 22,256 Southwest Market 12th 1.3% $ 72 $ 5,688 Northshore Market 20th 0.4% $ 33 $ 7,576 Acadiana Market 24th 0.3% $ 21 $ 8,363 New Orleans Market 21st 0.1% $ 44 $ 35,593 State of Louisiana 8th 2.0% $ 2,673 $ 136,127 Deposits in Louisiana1 $136.1 billion As of June 30, 2023

2Q24 Overview

2Q24 Financial Results

RED RIVER BANCSHARES, INC.

- EPS consistent
  - 1Q24 - benefited from approximately $800,000 of nonrecurring items = $0.09 EPS
- Net interest income increased
- NIM FTE improved 9 bps
- Consistent loans, deposits, and assets
- Solid liquidity
- Good asset quality
- No borrowings, brokered deposits, or internet-sourced deposits
- Well capitalized
- Quarterly cash dividend of $0.09 per share
- Steady stock buyback activity
- Opened 2nd full-service banking center in New Orleans market

(dollars in thousands, except per share data)	2Q24	1Q24	2Q23
Net Income	$ 7,987	$ 8,188	$ 8,968
EPS, Diluted	$ 1.16	$ 1.16	$ 1.25
Book Value Per Share	$ 44.58	$ 43.43	$ 39.49
Tangible Book Value Per Share[1]	$ 44.35	$ 43.20	$ 39.28
Realized Book Value Per Share[1]	$ 53.54	$ 52.52	$ 49.21
Cash Dividends Per Share	$ 0.09	$ 0.09	$ 0.08
ROA	1.05%	1.07%	1.20%
ROE	10.69%	10.77%	12.78%
NIM FTE	2.92%	2.83%	2.96%
Efficiency Ratio	62.07%	60.37%	58.63%
Loans HFI to Deposits	75.38%	74.22%	73.10%
Noninterest-bearing Deposits to Deposits	32.87%	32.61%	37.14%
NPAs to Assets	0.11%	0.08%	0.07%
ACL to Loans HFI	1.06%	1.06%	1.08%
Net Charge-offs to Average Loans	0.01%	0.00%	0.00%
Assets	$ 3,048,528	$ 3,073,298	$ 3,027,194
Loans HFI	$ 2,047,890	$ 2,038,072	$ 1,947,631
Deposits	$ 2,716,646	$ 2,745,891	$ 2,664,183
Stockholders' Equity	$ 306,990	$ 299,314	$ 283,372
Realized Common Equity[1]	$ 368,722	$ 362,014	$ 353,065
Stockholders' Equity to Assets	10.07%	9.74%	9.36%
Tangible Common Equity to Tangible Assets[1]	10.02%	9.69%	9.31%
Total Risk-Based Capital Ratio	18.01%	17.84%	18.13%
Leverage Ratio	11.74%	11.44%	11.48%

[1]Non-GAAP measure. See "Legal Disclosures" on slide 2 and "Non-GAAP Reconciliation" slides in the Appendix for additional information.

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Balance Sheet 18 As of (dollars in thousands) 6/30/24 3/31/24 6/30/23 Assets Cash and due from banks $ 35,035 $ 19,401 $ 36,662 Interest-bearing deposits in other banks 178,038 210,404 185,409 Securities AFS, at fair value 526,890 545,967 588,478 Securities HTM, at amortized cost 136,824 139,328 146,569 Equity securities, at fair value 2,921 2,934 3,946 Loans HFS 3,878 1,653 4,586 Loans HFI 2,047,890 2,038,072 1,947,631 Allowance for credit losses (21,627) (21,564) (21,085) Other assets 138,679 137,103 134,998 Total Assets $ 3,048,528 $ 3,073,298 $ 3,027,194 Liabilities Noninterest-bearing deposits $ 892,942 $ 895,439 $ 989,509 Interest-bearing deposits 1,823,704 1,850,452 1,674,674 Total Deposits 2,716,646 2,745,891 2,664,183 Other borrowed funds — — 60,000 Other accrued expenses and liabilities 24,892 28,093 19,639 Total Liabilities 2,741,538 2,773,984 2,743,822 Stockholders’ Equity Preferred stock, no par value — — — Common stock, no par value 44,413 45,177 59,187 Additional paid-in capital 2,590 2,485 2,248 Retained earnings 321,719 314,352 291,630 AOCI (61,732) (62,700) (69,693) Total Stockholders’ Equity 306,990 299,314 283,372 Total Liabilities and Stockholders’ Equity $ 3,048,528 $ 3,073,298 $ 3,027,194 ■ Assets decreased 0.8% to $3.05 billion ■ Loans HFI increased 0.5% to $2.05 billion with new loan activity offset by loan payments and payoffs ■ Deposits decreased 1.1% with normal deposit activity including the seasonal outflow of funds for income tax payments ■ Repurchased 16,220 shares of common stock for $764,000. $4.2 million of the 2024 stock repurchase program is remaining ■ Equity increased with net income and decreased with stock buybacks and cash dividends ■ Noninterest-bearing deposits to deposits ratio = 32.87% ■ Loans HFI to deposits ratio = 75.38%

2Q24 Selected Income Comparison

RED RIVER BANCSHARES, INC.

(dollars in thousands)	For the Quarters Ended 6/30/24	3/31/24	Variance $	%
Total Interest and Dividend Income	$ 33,681	$ 33,018	$ 663	2.0%
Total Interest Expense	11,894	11,655	239	2.1%
Net Interest Income	$ 21,787	$ 21,363	$ 424	2.0%
Debit Card Income, net	$ 949	$ 1,022	$ (73)	(7.1%)
SBIC Income	$ 454	$ 352	$ 102	29.0%
Data Processing Expense	$ 651	$ 347	$ 304	87.6%
Other Taxes	$ 500	$ 737	$ (237)	(32.2%)
Loan and Deposit Expenses	$ 309	$ (42)	$ 351	835.7%
Net Income	$ 7,987	$ 8,188	$ (201)	(2.5%)

- Interest and dividend income increased due to higher rates on new and renewed loans, partially offset by lower interest income on short-term liquid assets.
- Interest expense increased due to higher rates on new and renewed time deposits, combined with larger balances in these accounts.
- Debit card income, net, decreased primarily due to $145,000 of nonrecurring income in 1Q24 from the termination of our previous debit card provider contract. In January 2024, a newly negotiated debit card provider contract became effective.
- SBIC income increased primarily due to higher normal income received from these partnerships. In 1Q24, we received a distribution payment of $114,000, in addition to normal income.
- Data processing expense increased primarily due to 1Q24 benefiting from a $284,000 periodic refund from our data processing center.
- Other taxes decreased due to the reversal of $145,000 of stock repurchase tax expense due to finalized guidelines. Stock repurchase tax expense was $100,000 in 1Q24.
- Loan and deposit expense increased primarily due to 1Q24 benefiting from a $262,000 negotiated, variable rebate from a vendor.

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Loan Portfolio Overview 20 ■ Loans HFI = $2.05 billion ■ Average loan size excluding credit cards = $246,000 ■ Broad diversification by industry ■ Highest concentration = Health Care at 8.2% ■ Energy exposure at 1.7% ■ Shared National Credits = $21.0 million, or 1.0% of Loans HFI 8.2% 5.8% 4.0% 3.4% 3.1% 2.1% 1.7% 1.7% 1.6% 0.7% Health Care Investor 1-to-4 and Multifamily Construction Retail Trade Hospitality Services Public Administration Energy Finance & Insurance Religious & Other Nonprofit Manufacturing Consumer Tax-Exempt C&D Commercial & Industrial 1-4 Family Residential CRE Average Loan Size $ and Loans HFI % Mix As of June 30, 2024 (dollars in thousands) Largest Industry Concentrations As of June 30, 2024 Non-Owner Occupied CRE $450,709 Owner Occupied CRE $414,936 Commercial C&D $110,575 Residential C&D $18,622 CRE & C&D $ as a % of Loans HFI As of June 30, 2024 (dollars in thousands) 20.3% 22.0% 5.4% 0.9% $12 1.4% $1,580 3.3% $376 6.3% $171 16.8% $225 29.9% $946 42.3%

Health Care Loans 21 Nursing & Residential Care Facilities 4.5% Physician & Dental Practices 3.5% Hospitals 0.2% ■ Largest industry concentration ■ Health Care loans = $167.4 million, or 8.2%, of loans HFI ■ Average loan size = $361,000 ■ No shared national credits, real estate investment trusts, or assisted living facilities ■ Skilled nursing care facilities operate under a certificate of need system in Louisiana ■ Nursing facilities are managed by Louisiana-based owner operators Health Care Loans by Subtype % of Loans HFI As of June 30, 2024

Commercial Real Estate Loans 22 Retail 29.2% Medical Facilities 14.4% Office - Building 14.1% Office - Warehouse 8.2% Industrial 6.5% Camp/Recreational 5.4%Farmland 6.3% Other 15.9% Owner Occupied CRE by Property Type As of June 30, 2024 Retail 28.1% Nursing Homes 14.8% Office - Building 12.7% Office - Warehouse 12.0% Multifamily Housing 9.1% Hotel/Motel 7.5% Other 15.8% NOO CRE by Property Type As of June 30, 2024 Land Dev - Comm 56.7% Vacant Comm Lot 27.3% Vacant Res Lot 7.2% Land Dev - Res 7.2% Other - Comm 1.5% Other - Res 0.1% C&D by Property Type As of June 30, 2024 ■ CRE = $865.6 million, or 42.3% of loans HFI ■ C&D = $129.2 million, or 6.3% of loans HFI ■ CRE criticized loans = $5.6 million, or 0.6% of total CRE loans and 0.3% of loans HFI ■ CRE NPLs = $737,000, or 0.09% of total CRE loans and < 0.1% of loans HFI

CRE - NOO Office Loans 23 Capital $21,902 38.2% Northwest $17,558 30.6% Central $6,344 11.1%New Orleans $7,798 13.6% Northshore $2,596 4.5% Southwest $1,164 2.0% ■ NOO office loans = $57.4 million, or 2.8% of loans HFI ■ Primarily centered in low-rise suburban areas ■ Average size = $956,000 ■ Average loan-to-value for NOO office loans = 51.5% ■ Criticized NOO office loans = $3.2 million, 5.6% of total NOO office loans or 0.2% of loan HFI NOO Office Loans by Geographic Market As of June 30, 2024 (dollars in thousands) NOO Office Loans by Maturity As of June 30, 2024 (dollars in thousands) Maturing in: $ % of Total 2024 $ 4,208 7.3% 2025 15,990 27.9% 2026 1,412 2.5% 2027 9,338 16.3% 2028 13,015 22.7% 2029 and beyond 13,399 23.3 % Total NOO Offices $ 57,362 100.0%

C&D and CRE Historical Concentrations 24 51% 49% 42% 56% 51% 78% 74% 70% 77% 79% 33% 47% 35% 46% 33% National State RRB 2019 2020 2021 2022 2023 220% 215% 216% 234% 242% 226% 232% 233% 258% 249% 153% 135% 146% 163% 150% National State RRB 2019 2020 2021 2022 2023 1Source: UBPR - National Peer Group 3 and UBPR Louisiana Peer Groups of Louisiana-based banks with asset size between $1.5 billion and $10.0 billion; Ratio: C&D loans to Tier 1 capital + ACL. 2Source: UBPR - National Peer Group 3 and UBPR Louisiana Peer Groups of Louisiana-based banks with asset size between $1.5 billion and $10.0 billion; Ratio: NOO, multifamily, and CRE loans not secured by real estate to Tier 1 capital + ACL. C&D Concentration(1) CRE Concentration(2) ■ Low levels of CRE relative to state, regional, and national peers ■ Concentration ratios as a % of risk-based capital are well below bank regulatory guidelines ■ As of 2Q24, RRB CRE Ratio = 162.5% and RRB C&D Ratio = 36.0%

Loans by Market 25 ■ Higher rates impacting future borrowing activity ■ Economic uncertainty and inflation ■ Slowing loan demand ■ Robust competition for new loans ■ Tight labor market hampering business expansion Central $626,878 30.6% Northwest $364,508 17.8% Capital $538,861 26.3% Southwest $173,031 8.5% Northshore $130,791 6.4% Acadiana $82,538 4.0% New Orleans $131,283 6.4% Loans HFI Originated by Geographic Market As of June 30, 2024 (dollars in thousands) Opportunities and Challenges to Future Loans ■ Expansion in larger Louisiana markets ■ Competitor disruption ■ New lender capacity ■ Expanding operations in Southwest, Acadiana, Northshore, and Capital Markets ■ In the New Orleans Market, opened an LDPO in 2021, and full-service banking centers in 2022 and 2024 Opportunities Challenges

Asset Quality 26 ■ NPAs increased slightly to $3.2 million ■ NPAs to Assets = 0.11% ■ Provision expense totaled $300,000 in 2Q24 ■ ACL to loans HFI = 1.06% ■ Net charge-offs to average loans since Red River Bank’s opening in 1999 = 0.05% 0.07% 0.07% 0.08% 0.08% 0.11% 2Q23 3Q23 4Q23 1Q24 2Q24 (dollars in thousands) 6/30/23 9/30/23 12/31/23 3/31/24 6/30/24 NPLs $ 1,958 $ 2,046 $ 2,533 $ 2,530 $ 3,209 NPLs to Loans HFI 0.10% 0.10% 0.13% 0.12% 0.16% NPAs $ 1,980 $ 2,068 $ 2,602 $ 2,530 $ 3,209 NPAs to Assets 0.07% 0.07% 0.08% 0.08% 0.11% Criticized Loans $ 20,711 $ 25,323 $ 24,283 $ 25,129 $ 11,018 CLs to Loans HFI 1.06% 1.30% 1.22% 1.23% 0.54% Provision Expense $ 300 $ 185 $ 250 $ 300 $ 300 ACL to Loans HFI 1.08% 1.09% 1.07% 1.06% 1.06% Net Charge-offs to Average Loans 0.00% 0.00% 0.01% 0.00% 0.01% NPAs / Assets (end of period) Asset Quality Metrics As of and for the quarters ended

Deposits 27 ■ Deposits were $2.72 billion for 2Q24, a decrease of $29.2 million, or 1.1%, compared to 1Q24, due to the seasonal outflow of funds for income tax payments ■ Noninterest-bearing deposits to deposits ratio = 32.87% ■ Loans HFI to deposits ratio = 75.38% ■ Cost of deposits = 1.75% ■ No internet-sourced or brokered deposits Noninterest-bearing DDA 32.9% Interest- bearing DDA 5.0% NOW 13.9% Money Market 20.1% Savings 6.3% Time ≤ $250k 14.7% Time > $250k 7.1% $2,340 $2,910 $2,799 $2,802 $2,717 Noninterest-bearing DDA Interest-bearing DDA NOW Money Market Savings Time ≤ $250k Time > $250k 2020 2021 2022 2023 2Q24 Deposit % Mix As of June 30, 2024 Deposits by Category (end of period) (in millions)

Deposit Characteristics 28 ■ Granular, diversified deposit portfolio and customer base throughout Louisiana ■ Average deposit account size = $27,000 ■ Public entity deposits ■ Relationship-based Louisiana public entities ■ Public entity deposits = $215.9 million, 7.9% of deposits ■ Estimated Uninsured Deposits ■ Estimated uninsured deposits1 = $804.6 million, 29.6% of deposits ■ Estimated uninsured deposits, excluding collateralized public funds2 = $633.2 million, 23.3% of deposits ■ Cash and cash equivalents combined with available borrowing capacity represent 235.6% of estimated uninsured deposits and 299.4% of estimated uninsured deposits, excluding collateralized public funds 1Calculated based on the same methodologies and assumptions used for regulatory reporting purposes. 2Public entity deposits above the FDIC insurance limit are fully collateralized. Deposits by Customer Type % of Deposits As of June 30, 2024 (dollars in millions) Public $216 7.9% Consumer $1,352 49.8% Commercial $1,149 42.3%

Securities 29 Key Securities Metrics as of June 30, 2024 Securities AFS 2Q24 Activity ■ Securities AFS portfolio at fair value = $526.9 million, net of $64.4 million of unrealized loss ■ Securities HTM portfolio at amortized cost = $136.8 million ■ Unrealized loss on HTM portfolio = $22.8 million ■ 2Q24 yield = 2.20% ■ Effective duration = 5.0 years ■ Securities AFS (fair value) and HTM (amortized cost) pledged as collateral = $218.6 million ■ No investment in subordinated debentures of other financial institutions $502.2 $667.0 $776.1 $714.3 $666.6 MBS AFS Muni AFS U.S. Agency AFS CRA Equity Securities U.S. Treasury AFS MBS HTM U.S. Agency HTM 2020 2021 2022 2023 2Q24 Securities (end of period) (in millions) CRA Equity Securities as of June 30, 2024 ■ Purchased = $18.3 million, yield of 5.66% ■ No sales ■ CRA mutual fund consisting primarily of bonds = $2.9 million

Liquidity and Borrowing Availability 30 25.2% 24.4% 22.0% 22.8% 21.9% 7.6% 7.3% 10.5% 9.8% 7.0% Securities Liquid Assets 1Q23 2Q23 3Q23 4Q23 2Q24 Securities / Assets vs. Liquid Assets1 / Assets (end of period) 1Liquid Assets, as presented, refers to total cash and cash equivalents. Liquidity Borrowing Availability ■ Liquid Assets1 = $213.1 million, or 6.99% of assets, as of June 30, 2024 with $229.4 million average for 2Q24 ■ Estimated cash flows from securities, assuming consistent interest rates ■ $126.0 million principal repayments from July 2024 to June 2025, yielding 2.40% ■ $1.68 billion in available borrowing capacity through the following sources: ■ Federal Home Loan Bank = $989.2 million ■ Federal Funds Lines = $95.0 million ■ Other revolving lines = $6.0 million ■ Federal Reserve Bank Discount Window amounts pledged as collateral: ■ Loans (BIC) = $129.5 million ■ Securities AFS = $38.8 million ■ Securities unencumbered = $424.1 million 1

Capital 31 ■ Well capitalized position ■ Includes $61.7 million of net unrealized losses on securities AFS and HTM, 20.1% of capital as of June 30, 2024 ■ Stock repurchases ■ $5.0 million stock repurchase program will expire December 31, 2024 ■ In 1Q24, we entered into a privately negotiated stock repurchase agreement for 200,000 shares of common stock for $10.0 million; this repurchase was supplemental to the 2024 stock repurchase program ■ In 2Q24, under the stock repurchase program, we repurchased 16,220 shares of common stock at an aggregate cost of $764,000, with $4.2 million remaining available under the program ■ Quarterly cash dividend of $0.09 per share ■ Capital priorities ■ Maintain strong capital levels ■ Support organic growth ■ Dividends ■ Stock buybacks ■ Acquisitions 18.13% 18.35% 18.28% 17.84% 18.01% 17.09% 17.31% 17.24% 16.82% 16.99% 11.48% 11.56% 11.56% 11.44% 11.74% 9.36% 9.20% 9.71% 9.74% 10.07% Total Risk-Based Capital Tier 1 Risk-Based Capital Leverage Ratio Stockholders' Equity to Assets 2Q23 3Q23 4Q23 1Q24 2Q24 5.00% 10.00% 15.00% 20.00% Capital Ratios (end of period)

Stockholders’ Equity Trends 32 $264.9 $253.6 $243.4 $265.8$276.6 $283.4 $282.0 $303.9 $299.3 $307.0 2022 2023 2024 Q1 Q2 Q3 Q4 $240.0 $260.0 $280.0 $300.0 $320.0 Total Stockholders’ Equity (dollars in millions) $308.7 $317.4 $327.2 $336.9 $345.2 $353.1 $359.4 $364.3 $362.0 $368.7 2022 2023 2024 Q1 Q2 Q3 Q4 $300.0 $320.0 $340.0 $360.0 $380.0 Realized Stockholders’ Equity1 (dollars in millions) 1Non-GAAP measure. See “Legal Disclosures” on slide 2 and “Non-GAAP Reconciliation” slides in the Appendix for additional information.

Profitability Trends 33 $28,145 $32,952 $36,916 $34,879 $16,175 Q1 Q2 Q3 Q4 2020 2021 2022 2023 2Q24 Net Income (in thousands) $3.83 $4.51 $5.13 $4.86 $2.31 Q1 Q2 Q3 Q4 2020 2021 2022 2023 2Q24 Earnings Per Share (Diluted) 55.77% 56.39% 56.60% 59.39% 61.23% 2020 2021 2022 2023 2Q24 Efficiency Ratio YTD Return on Average Assets YTD 1.22% 1.13% 1.18% 1.15% 1.06% 2020 2021 2022 2023 2Q24

Net Interest Margin FTE (2Q24 vs. 1Q24) 34 ■ NIM FTE increased 9 bps to 2.92% for 2Q24 ■ Improved yields on loans and securities outpaced higher deposit costs ■ Loan yield increased 12 bps. Rates on new and renewed loans were 7.98% in 2Q24 compared to 7.56% in 1Q24 ■ Securities yield increased 8 bps due to reinvesting securities cash flows into higher yielding securities ■ Interest-bearing transaction deposit rate increased 5 bps in 2Q24 ■ Time deposit rate increased 7 bps in 2Q24 ■ Cost of deposits increased 5 bps in 2Q24 to 1.75% 4.99% 5.26% 5.33% 5.33% 5.33% 4.68% 4.81% 4.94% 5.09% 5.21% 2.70% 3.40% 3.79% 4.12% 4.19% 2.96% 2.78% 2.82% 2.83% 2.92% 1.76% 1.73% 1.90% 2.12% 2.20% 1.03% 1.40% 1.55% 1.70% 1.75% Cost Of Deposits Interest-bearing Transaction Deposits Securities NIM FTE Time Deposits Loan Yield Average Effective Federal Funds Rate 2Q23 3Q23 4Q23 1Q24 2Q24 1.00% 2.00% 3.00% 4.00% 5.00% 1.30% 1.66% 1.77% 1.81% 1.86%

Net Interest Margin Update 35 ■ Redeploy investment cash flows into higher yielding assets. $126.0M over 12 months ending 6/30/25, currently yielding 2.40% ■ Reprice maturing loans into higher yielding loans. $215.3M of fixed rate loans over 12 months ending 6/30/25, currently yielding 5.55% ■ Solid loan pipeline ■ Maintain consistent deposit pricing ■ Growth opportunity in new and legacy markets Average Yield / Rate Basis Points 2Q24 1Q24 Increase (Decrease) Loans 5.21% 5.09% 12 Securities 2.20% 2.12% 8 Total interest-earning assets 4.48% 4.35% 13 Interest-bearing transaction deposits 1.86% 1.81% 5 Time deposits 4.19% 4.12% 7 Cost of deposits 1.75% 1.70% 5 NIM FTE 2.92% 2.83% 9 ■ Uncertainty regarding future interest rate environment ■ Impact of possible lower interest rate environment ■ Competition for new loans and loan pricing challenges ■ Deposit rate pressures ■ Uncertainty regarding customer deposit activity ■ Net interest income and net interest margin projected to improve slightly in the third and fourth quarters of 2024 Expectations NIM Opportunities NIM Challenges

Noninterest Income (2Q24 vs. 1Q24) 36 ■ Noninterest income increased $170,000 to $5.1 million for 2Q24 ■ Mortgage loan income increased $194,000 to $650,000 for 2Q24 due to increased purchase activity ■ SBIC income increased $102,000 to $454,000 for 2Q24 primarily due to higher normal income received from these partnerships in 2Q24 ■ In 1Q24, received distribution payment of $114,000 in addition to normal income ■ Expect SBIC income to be lower in future quarters Service Charges on Deposit Accounts $1,367 26.8% Debit Card Income, net $949 18.6% Mortgage Loan Income $650 12.8% Brokerage Income $893 17.5% Loan and Deposit Income $492 9.7% SBIC Income $454 8.9% Other Income $293 5.7% Noninterest Income For the quarter ended June 30, 2024 (dollars in thousands) ■ Brokerage income decreased $94,000 to $893,000 for 2Q24 ■ Lower income in 2Q24 mainly due to lower investing activities by clients ■ Debit card income, net, decreased $73,000 to $949,000 for 2Q24 ■ In 1Q24, terminated previous debit card provider contract resulting in $145,000 of nonrecurring income ■ In January 2024, a newly negotiated debit card provider contract became effective ■ 2Q24 benefited from a higher number of debit card transactions and related income

Operating Expense (2Q24 vs. 1Q24) 37 ■ Operating expenses increased $816,000 to $16.7 million for 2Q24 ■ Loan and deposit expenses increased $351,000 to $309,000 for 2Q24 ■ 1Q24 benefited from receipt of a $262,000 negotiated, variable rebate from a vendor ■ Data processing expenses increased $304,000 to $651,000 for 2Q24 ■ 1Q24 benefited from receipt of a $284,000 periodic refund from our data processing center Personnel $9,603 57.5% Occupancy & Equipment $1,698 10.2% Technology $724 4.3% Data Processing $651 3.9% Other Taxes $500 3.0% Legal & Professional $729 4.4% Other Bus Dev Expense $593 3.6% Other Operating $2,191 13.1% Operating Expense For the quarter ended June 30, 2024 (dollars in thousands) ■ Other business development expenses increased $118,000 to $593,000 for 2Q24 due to an increase in CRA related contributions and higher expenses associated with the SBIC limited partnerships ■ Legal and professional expenses increased $111,000 to $729,000 for 2Q24 due to higher public company expenses and audit expenses ■ Occupancy and equipment expenses increased $82,000 to $1.7 million for 2Q24 due to $67,000 of nonrecurring expenses related to our new location in the New Orleans market and other property renovations ■ Other taxes decreased $237,000 to $500,000 for 2Q24 due to reversal of $145,000 of stock repurchase tax expense in 2Q24 due to finalized guidelines ■ Stock repurchase tax expense was $100,000 in 1Q24

Strategic Outlook 38 ■ Continue building a strong, Louisiana-based, super-community bank by leveraging existing infrastructure and adding select new locations to support growth ■ Operate with high performing financial results ■ Maintain disciplined capital management including consistent dividends and stock repurchases ■ Focus on relationship banking to generate core deposits and maintain a diversified loan portfolio ■ Continue de novo, organic expansion strategy by expanding in newer south Louisiana markets and adding experienced, local bankers ■ Expand mortgage and brokerage staff in order to increase revenue in newer markets ■ Monitor for strategic acquisition opportunities which fit culturally and create long-term value ■ Continue to invest in digital systems and products to improve operating efficiency and customer experience

Summary 39 Well capitalized with 11.74% leverage ratio and stockholders’ equity to assets of 10.07% Well positioned for the future Diversified loan portfolio with solid asset quality and a good loan pipeline Granular, diversified deposit portfolio Strong liquidity and borrowing capacity

Appendix

Non-GAAP Reconciliation 41 As of (dollars in thousands, except per share data) 6/30/24 3/31/24 6/30/23 Tangible common equity Total stockholders’ equity $ 306,990 $ 299,314 $ 283,372 Adjustments: Intangible assets (1,546) (1,546) (1,546) Total tangible common equity (non-GAAP) $ 305,444 $ 297,768 $ 281,826 Realized common equity Total stockholders’ equity $ 306,990 $ 299,314 $ 283,372 Adjustments: Accumulated other comprehensive (income) loss 61,732 62,700 69,693 Total realized common equity (non-GAAP) $ 368,722 $ 362,014 $ 353,065 Common shares outstanding 6,886,928 6,892,448 7,175,056 Book value per share $ 44.58 $ 43.43 $ 39.49 Tangible book value per share (non-GAAP) $ 44.35 $ 43.20 $ 39.28 Realized book value per share (non-GAAP) $ 53.54 $ 52.52 $ 49.21 Tangible assets Total assets $ 3,048,528 $ 3,073,298 $ 3,027,194 Adjustments: Intangible assets (1,546) (1,546) (1,546) Total tangible assets (non-GAAP) $ 3,046,982 $ 3,071,752 $ 3,025,648 Stockholders’ equity to assets 10.07% 9.74% 9.36% Tangible common equity to tangible assets (non-GAAP) 10.02% 9.69% 9.31%

Non-GAAP Reconciliation (continued) 42 As of (dollars in thousands) 12/31/23 9/30/23 3/31/23 12/31/22 9/30/22 6/30/22 3/31/22 Realized common equity Total stockholders’ equity $ 303,851 $ 281,951 $ 276,640 $ 265,753 $ 243,413 $ 253,596 $ 264,874 Adjustments: Accumulated other comprehensive (income) loss 60,494 77,486 68,541 71,166 83,744 63,804 43,819 Total realized common equity (non-GAAP) $ 364,345 $ 359,437 $ 345,181 $ 336,919 $ 327,157 $ 317,400 $ 308,693